Exhibit 77Q(1)(a)(ii)



Amendment No. 1 to Restatement of Amended Agreement and Declaration of Trust dated May 1, 2005 is incorporated by reference to exhibit (a)(2) of post-effective amendment no. 9 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090101).